                                                                    EXHIBIT 99.4


Pro Forma Financial Information (Unaudited)

     The following Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31, 1996, and the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1996, give effect to Millennium's acquisition of ChemGenics accounted for under the purchase method of accounting.

     The Unaudited Pro Forma Combined Condensed Financial Statements are based on the historical Financial Statements of Millennium and ChemGenics and give effect to the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

     The Unaudited Pro Forma Combined Condensed Balance Sheet assumes that the acquisition was consummated on December 31, 1996, and the Unaudited Pro Forma Combined Condensed Statement of Operations assumes the acquisition was consummated on January 1, 1996.

     The pro forma adjustments are based on the agreements between ChemGenics and Millennium, which provide for ChemGenics Stockholders to receive 4,783,688 shares of newly issued Millennium common stock. For purposes of developing the Unaudited Pro Forma Combined Condensed Balance Sheet, the value of the Millennium common stock is based upon a quoted market per share price of $21.50 at February 10, 1997. The estimated aggregate amounts to be allocated to the assets acquired consists of (in thousands):

Millennium common stock issued to ChemGenics                            $102,849
Cash                                                                       4,511
Estimated costs and expenses                                                 750
                                                                        --------
                                                                        $108,110
                                                                        ========

     The actual allocation will be based on the estimated fair values of the tangible and intangible assets and liabilities of ChemGenics on the date of merger. For purposes of the pro forma financial statements, such allocation has been estimated as follows (in thousands):

Current assets                                                        $  13,970
Property and equipment                                                    2,377
Liabilities                                                              (2,423)
Other assets                                                                446
Intangible assets                                                        10,440
In-process technology                                                    83,300
                                                                      ---------
                                                                      $ 108,110
                                                                      =========

     The allocation is based upon preliminary estimates. In accordance with generally accepted accounting principles, the amount allocated to in-process technology will be charged to expense in the first quarter of 1997. This adjustment has been excluded from the Unaudited Pro Forma Combined Condensed Statement of Operations as it is a nonrecurring item.

     The Unaudited Pro Forma Combined Condensed Statement of Operations excludes any potential benefits that might result from the acquisition due to synergies that may be derived and from the elimination of any duplicate efforts or any non-recurring costs of integration of the two operations. The Unaudited Pro Forma Combined Condensed Financial Statements do not purport to be indicative of the results that actually would have occurred if the acquisition occurred on the dates indicated or indicative of results which may be obtained in the future. The Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical Financial Statements and accompanying Notes for Millennium and ChemGenics.

                   UNAUDITED COMBINED CONDENSED BALANCE SHEET
                                December 31, 1996
                                 (in thousands)

                                         Millennium             ChemGenics                        Adjustments and      Pro forma
                                    Pharmaceuticals, Inc.   Pharmaceuticals Inc.     Total      Eliminating Entries    Combined
                                    ---------------------   --------------------     -----      -------------------    --------
Cash and cash equivalents                $  10,088               $   2,302         $  12,390        $  (3,020)(3)     $   7,859
                                                                                                       (1,511)(2)
Short-term investments                      53,760                  11,159            64,919                             64,919
Prepaid expenses and other assets            8,222                     509             8,731                              8,731
                                         ---------               ---------         ---------        ---------         ---------

Total current assets                        72,070                  13,970            86,040           (4,531)           81,509

Property and equipment, net                 15,191                   2,377            17,568                             17,568
Intangible assets, net                                                                                 10,440 (1)        10,440

Other assets                                   483                     505               988             (119)(1)           668
                                                                                                         (201)(1)
                                         ---------               ---------         ---------        ---------         ---------
Total assets                             $  87,744               $  16,852         $ 104,596        $   5,589         $ 110,185
                                         =========               =========         =========        =========         =========
Accounts payable                         $   2,263               $     233         $   2,496        $     750 (1)     $   3,246
Accrued expenses                             1,284                     550             1,834              (20)(3)         1,814
Deferred revenue                             3,543                      26             3,569                              3,569
Current portion of long term debt            1,466                                     1,466                              1,466
Current portion of capital
              lease obligations              3,241                     753             3,994                              3,994
                                         ---------               ---------         ---------        ---------         ---------
Total current liabilities                   11,797                   1,562            13,359              730            14,089

Long term debt                                                       3,000             3,000           (3,000)(3)            --
Capital lease obligations                    9,308                     861            10,169                             10,169

Stockholders' equity:

Preferred stock                                                        118               118             (118)(6)            --
Common stock and additional
              paid in capital               87,814                  34,703           122,517          102,849 (5)       190,663
                                                                                                      (34,703)(6)

Deferred compensation                       (2,768)                   (261)           (3,029)                            (3,029)
Notes receivable                              (245)                                     (245)                              (245)
Unrealized loss from investments               (18)                                      (18)                               (18)
                                                                                                       23,131 (6)
Accumulated deficit                        (18,144)                (23,131)          (41,275)         (83,300)(4)      (101,444)
                                         ---------               ---------         ---------        ---------         ---------
Total stockholders' equity                  66,639                  11,429            78,068            7,859            85,927
                                         ---------               ---------         ---------        ---------         ---------
                                         $  87,744               $  16,852         $ 104,596        $   5,589         $ 110,185
                                         =========               =========         =========        =========         =========


                            See accompanying notes.

                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED CONDENSED BALANCE SHEET

        The Unaudited Pro Forma Combined Condensed Balance Sheet was prepared to reflect the acquisition accounted for under the purchase method of accounting on December 31, 1996.

        The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Combined Condensed Balance Sheet:

            1) Represents the allocation of the purchase price to the assets and liabilities at their estimated fair values at the date of the acquisition.

            2) Represents payment for surrender of outstanding warrants to purchase capital stock of ChemGenics.

            3) Represents payment of outstanding principal and accrued interest thereon of note payable to PerSeptive Biosystems, Inc. as specified in the acquisition agreement.

            4) Represents the write-off of acquired-in-process technology at the acquisition date. This adjustment is excluded from the Unaudited Pro Forma Combined Condensed Statement of Operations as it is a nonrecurring item.

            5) Represents the issuance of 4,783,688 shares of Millennium common stock at a fair market value of $21.50 per share.

            6) Represents the elimination of historical equity accounts of
               ChemGenics.

              UNAUDITED COMBINED CONDENSED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1996
                        (in thousands, except per share)

                                         Millennium             ChemGenics                        Adjustments and      Pro forma
                                    Pharmaceuticals, Inc.   Pharmaceuticals Inc.     Total      Eliminating Entries    Combined
                                    ---------------------   --------------------     -----      -------------------    --------
Revenues under strategic alliances        $ 31,764               $  3,573          $ 35,337                            $ 35,337

Costs and expenses:

Research and  development                   34,803                  7,371            42,174                              42,174
General and administrative                   7,973                  1,806             9,779          $  2,410  (1)       12,189
Acquired in-process
         research and development                                   6,784             6,784                               6,784
                                          --------               --------          --------          --------          --------
Total operating expenses                    42,776                 15,961            58,737             2,410            61,147
                                          --------               --------          --------          --------          --------

Loss from operations                       (11,012)               (12,388)          (23,400)           (2,410)          (25,810)

Interest income                              3,131                    708             3,839                               3,839
Interest expense                              (887)                  (221)           (1,108)               20  (2)       (1,088)
                                          --------               --------          --------          --------          --------
Net loss                                  $ (8,768)              $(11,901)         $(20,669)         $ (2,390)         $(23,059)
                                          ========               ========          ========          ========          ========

Net loss per share                        $  (0.39)              $  (0.70)                                             $  (0.85)
                                          ========               ========                                              ========
Shares used in computing                                                                               (16,927)(3)
         net loss per share                 22,287                 16,927                                4,784 (3)       27,071
                                          ========               ========                            ========          ========


                             See accompanying notes.

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                        CONDENSED STATEMENT OF OPERATIONS

        The Unaudited Pro Forma Combined Condensed Statement of Operations has been prepared to reflect the acquisition as if it occurred on January 1, 1996. The acquisition has been accounted for under the purchase method of accounting. The amount of the purchase price allocated has been recorded as an intangible asset and is being amortized on a straight-line basis over 4 years.

        The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Combined Condensed Statement of Operations:

            1) Represents the amortization of intangible asset over 4 years.

            2) Represents the adjustment to interest expense resulting from repayment of the note payable to PerSeptive Biosystems, Inc. as specified in the acquisition agreement.

            3) Pro forma combined net loss per share amounts as presented in the accompanying Unaudited Pro Forma Combined Condensed Statement of Operations are based on the weighted average number of Millennium shares used in the calculation of historical net loss per share, adjusted to reflect the issuance of 4,783,688 new shares of Millennium common stock to ChemGenics.

            4) As required under generally accepted accounting principles, amounts allocated to acquired in-process technology have been written off in the accompanying Unaudited Pro Forma Combined Condensed Balance Sheet. This $83 million charge has been excluded from the Unaudited Pro Forma Combined Condensed Statement of Operations as it represents a material nonrecurring item.